EXHIBIT INDEX


Exhibit No.                                     Description

99.1 News Release, dated August 1, 2000 incorporated herein by reference.

                                                                    Exhibit 99.1

                          SUMMIT FINANCIAL GROUP, INC.
                                 P. O. Box 680
                              Moorefield, WV 26836



FOR IMMEDIATE RELEASE


August 1, 2000

Contact:    Robert S. Tissue, CFO
Telephone:  (304) 438-4142, Ext. 22
Email:      rtissue@capstate.com


SUMMIT FINANCIAL GROUP, INC. ANNOUNCES STOCK REPURCHASE PLAN

      The Board of Directors of Summit Financial Group, Inc. (OTCBB: SMMF), a $429 million bank holding company headquartered in Moorefield, West Virginia, has authorized the repurchase of up to 20,000 shares of Summit's issued and outstanding common stock. The shares will be acquired in the open market in
accordance   with   applicable   regulations  of  the  Securities  and  Exchange
Commission. The timing and quantity of any such purchases will be at the discretion of the Company. All repurchased shares will be held as treasury shares for reissuance in conjunction with Summit's employee stock ownership and stock option plans and for general corporate purposes. As of July 31, 2000, Summit had 881,275 common shares outstanding.

      Summit operates eleven banking locations through its four wholly owned subsidiary banks, South Branch Valley National Bank headquartered in Moorefield, West Virginia, Capital State Bank, Inc. headquartered in Charleston, West Virginia, Shenandoah Valley National Bank in Winchester, Virginia and Potomac Valley Bank in Petersburg, West Virginia.